CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 44 to Registration Statement No. 2-87775 on Form N-1A of our report dated February 19, 2009, relating to the financial statements and financial highlights of Ultra Series Fund, including the Money Market Fund, Bond Fund, Diversified Income Fund, High Income Fund, Large Cap Value Fund, Large Cap Growth Fund, Mid Cap Value Fund, Mid Cap Growth Fund, International Stock Fund, Global Securities Fund, Conservative Allocation Fund, Moderate Allocation Fund, Aggressive Allocation Fund, Small Cap Value Fund, Small Cap Growth Fund, Target Retirement 2020 Fund, Target Retirement 2030 Fund, and Target Retirement 2040 (collectively, the "Funds") appearing in the Annual Report on Form N-CSR of Ultra Series Fund for the year ended December 31, 2008, and to the reference to us under the heading "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is part of such Registration Statement.

/s/Deloitte & Touche LLP

Chicago, Illinois
April 15, 2009